Exhibit 10.5

FIRST AMENDMENT

OF

APOGEE ENTERPRISES, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated Effective as of May 1, 2003)

The “2000 EMPLOYEE STOCK PURCHASE PLAN,” as adopted by APOGEE ENTERPRISES, INC., a Minnesota corporation, and as amended and restated in a document entitled “Apogee Enterprises, Inc. 2000 Employee Stock Purchase Plan (Amended and Restated Effective as of May 1, 2003),” is hereby amended in the following respects:

1. PURPOSE. Effective February 28, 2009, Section 1.01 of the Plan Statement is amended to read in full as follows:

Section 1.01 Purpose. The purpose of the Plan is to encourage and assist employees of the Company and certain related corporations in acquiring an ownership interest in the Company through the systematic purchase of the Common Stock of the Company under convenient and advantageous terms. It is believed that the Plan will encourage participants to put forth their best efforts toward the profitability of the Company.

2. DEFINITIONS. Effective February 28, 2009, Section 1.03(g) of the Plan Statement is amended to read in full as follows:

(g) “Current Compensation” means all regular wage, salary and commission payments paid by the Company or a Participating Affiliate to a Participant in accordance with the terms of his or her employment, but excluding annual bonus payments and all other forms of special compensation.

3. DEFINITIONS. Effective February 28, 2009, Section 1.03(m) of the Plan Statement is amended to read in full as follows:

(m) “Regular Employee” means an employee of the Company or a Participating Affiliate as of the first day of a Purchase Period, including a union employee, but excluding an employee whose customary employment is less than 30 hours per week.

4. SAVINGS CLAUSE. Save and except as herein expressly amended, the Plan Statement shall continue in full force and effect.

February 27, 2009	APOGEE ENTERPRISES, INC.

	By	/s/ Russell Huffer
Its Chairman and Chief Executive Officer